DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

         Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                1933 Act           1940 Act
                                                Reg. Number        Reg. Number

IDS Bond Fund, Inc.                             2-51586            811-2503
IDS California Tax-Exempt Trust                 33-5103            811-4646
IDS Discovery Fund, Inc.                        2-72174            811-3178
IDS Equity Select Fund, Inc.                    2-13188            811-772
IDS Extra Income Fund, Inc.                     2-86637            811-3848
IDS Federal Income Fund, Inc.                   2-96512            811-4260
IDS Global Series, Inc.                         33-25824           811-5696
IDS Growth Fund, Inc.                           2-38355            811-2111
IDS High Yield Tax-Exempt Fund, Inc.            2-63552            811-2901
IDS International Fund, Inc.                    2-92309            811-4075
IDS Investment Series, Inc.                     2-11328            811-54
IDS Managed Retirement Fund, Inc.               2-93801            811-4133
IDS Market Advantage Series, Inc.               33-30770           811-5897
IDS Money Market Series, Inc.                   2-54516            811-2591
IDS New Dimensions Fund, Inc.                   2-28529            811-1629
IDS Precious Metals Fund, Inc.                  2-93745            811-4132
IDS Progressive Fund, Inc.                      2-30059            811-1714
IDS Selective Fund, Inc.                        2-10700            811-499
IDS Special Tax-Exempt Series Trust             33-5102            811-4647
IDS Stock Fund, Inc.                            2-11358            811-498
IDS Strategy Fund, Inc.                         2-89288            811-3956
IDS Tax-Exempt Bond Fund, Inc.                  2-57328            811-2686
IDS Tax-Free Money Fund, Inc.                   2-66868            811-3003
IDS Utilities Income Fund, Inc.                 33-20872           811-5522

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

                       Dated the 7th day of January, 1998.


/s/      H. Brewster Atwater, Jr.                    /s/      William R. Pearce
         H. Brewster Atwater, Jr.                             William R. Pearce


/s/      Lynne V. Cheney                             /s/      Alan K. Simpson
         Lynne V. Cheney                                      Alan K. Simpson


/s/      William H. Dudley                           /s/      Edson W. Spencer
         William H. Dudley                                    Edson W. Spencer


/s/      David R. Hubers                             /s/      John R. Thomas
         David R. Hubers                                      John R. Thomas


/s/      Heinz F. Hutter                             /s/      Wheelock Whitney
         Heinz F. Hutter                                      Wheelock Whitney


/s/      Anne P. Jones                               /s/      C. Angus Wurtele
         Anne P. Jones                                        C. Angus Wurtele